UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2000
(Date of Report)

Commission file number  1-8957

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

           Delaware	91-1292054
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant's telephone number)


ITEM 5.  Other Information

Aircraft Accident
On January 31, 2000, Alaska Airlines flight 261 from Puerto Vallarta enroute to San Francisco, went down in the water off the coast of California near Point Mugu. The flight carried 83 passengers and five crew members. There were no survivors. Consistent with industry standards, the Company maintains insurance against aircraft accidents. Any aircraft accident, even if fully insured, could cause a negative public perception of the Company with adverse financial consequences. However, the Company believes this accident will not result in a material adverse impact on the financial position or results of operations of the Company.

This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are indicated by phrases such as "the Company believes", "we anticipate" or any other language indicating a prediction of future events. Whether these statements are ultimately accurate depends on a number of outside factors that the company cannot predict or control. For a discussion of these factors, please see Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, on file with the Securities and Exchange Commission.

Signature
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         ALASKA AIR GROUP, INC.
Registrant

Date:  February 9, 2000


/s/ Harry G. Lehr
Harry G. Lehr
Senior Vice President/Finance
(Principal Financial Officer)